EXHIBIT 99.1

Franchise Group, Inc. Provides Preliminary Second Quarter Operating Statistics

  Q2 Earnings Release and Conference Call Scheduled for August 6, 2020

ORLANDO, Fla., July 27, 2020 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today is providing preliminary operating statistics and business trends for the second quarter and fiscal month of July of fiscal 2020.

Brian Kahn, CEO of Franchise Group, stated, “We are acknowledging our stakeholders’ heightened interest in transparency during the Covid-19 pandemic and are providing preliminary revenue and operating metrics for our second quarter of 2020, as well as the fiscal month of July, which is the first month of our third quarter of 2020. We will provide a detailed review of the performance of each business in conjunction with our quarterly financial results on our conference call on August 6th.”

For the fiscal second quarter Franchise Group estimates consolidated revenue to be between $505 million and $515 million, GAAP Net Loss of $27 million to $24 million or a net loss of $0.76 to $0.70 per share.  Proforma Adjusted EBITDA is estimated to be between $55 million and $65 million and Non-GAAP EPS is estimated to be between $0.34 and $0.53 per share.  In calculating GAAP EPS, the Company utilized 35.1 million weighted average fully diluted shares outstanding for the second quarter. In calculating Non-GAAP EPS, the Company utilized 39.2 million fully diluted shares outstanding. A reconciliation of management’s estimate of GAAP Net Income to estimated Proforma Adjusted EBITDA and GAAP EPS to Non-GAAP EPS for the three months ended June 27, 2020 is included below.

American Freight generated revenue of approximately $119 million for the second quarter of 2020 compared to $107.7 million in the same period in 2019.  As discussed on our June 18th earnings call, legacy American Freight had up to 150 locations closed at various times due to Covid-19.  Comparable store sales were approximately -55%, 37% and 43% in fiscal April, May and June, respectively.  Additionally, we expect that legacy American Freight comparable store sales will be up approximately 26% for the fiscal month of July compared to fiscal July 2019.  The American Freight Outlet (formerly Sears Outlet) business had comparable store sales of approximately -5%, 2% and 6% in fiscal 2020 April, May and June, respectively.  Additionally, for the fiscal month of July, we expect the American Freight Outlet business to have positive comparable store sales of approximately 15% compared to fiscal July 2019.

As previously reported, The Vitamin Shoppe (“TVS”) had up to 90 locations closed at various times due to Covid-19.  TVS delivered revenue of approximately $237.7 million for the second quarter of 2020 compared to $270.9 million in the same period in 2019.  Comparable store sales for the second quarter were down approximately 9.3% compared to the second quarter of 2019.  Adjusting for store closures due to Covid-19 and civil unrest, comparable store sales for the same period were down approximately 3.1% compared to the second quarter of fiscal 2019.   Additionally, as TVS stores returned to normal operating hours during the fiscal month of July, TVS grew comparable store sales by more than 10% compared to fiscal 2019.

Liberty Tax (“Liberty”) completed approximately 1.15 million federal tax returns in the U.S. through the July 15th extended tax deadline, compared to 1.3 million for the 2019 tax season. Liberty operated in 2,501 U.S. locations in 2020 compared to 2,821 locations in 2019 and comparable same store federal tax returns prepared were down approximately 3% for the 2020 tax season compared to the 2019 tax season.

Buddy’s Home Furnishings (“Buddy’s”) generated revenue of approximately $25.4 million for the second quarter of 2020 compared to approximately $23.4 million in the comparable calendar quarter in 2019. Comparable company owned store sales were up approximately 9.6% for the second quarter as compared to the same period in 2019.  Additionally, for the fiscal month of July, Buddy’s comparable company owned store sales grew more than 10% compared to fiscal July 2019.

Conference Call Information
Franchise Group will conduct a conference call on August 6th at 8:30 A.M. ET to discuss its business, financial results for the second quarter of 2020 and provide an update on its outlook for the rest of 2020.  A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (800) 697-5978. The passcode is 6075494. Please dial in 5-10 minutes prior to the scheduled start time.

Non-GAAP Financial Measures and Key Metrics
This press release includes Adjusted EBITDA and non-GAAP earnings per share. Adjusted EBITDA represents net income before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to restructuring and related charges, early extinguishment of debt costs, litigation settlement costs, transaction-related costs, and fair value acquisition accounting adjustments related to inventory. Adjusted EBITDA is a financial measure not prepared in accordance with generally accepted accounting principles (“GAAP”). Management believes that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period because they exclude items that we do not believe are reflective of our core or ongoing operating results. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to evaluate performance and make resource allocation decisions each period. Adjusted EBITDA is also the primary operating metric used in the determination of executive management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of management’s estimate of net income to estimated Proforma Adjusted EBITDA and GAAP EPS to Non-GAAP EPS for the three months ended June 27, 2020. In the table below, we provide an estimated range of the items we exclude from our calculation of Proforma Adjusted EBITDA and Non-GAAP EPS.

Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions, except per share data)

	Low	High
GAAP Net loss	$(27.0)	$(24.0)

Adjustments:
Interest expense, net	$31.6	$31.6
Income tax expense	$1.8	$4.8
Depreciation & amortization	$17.9	$17.9
Other estimated non-core items (1)	$30.7	$35.0

Adjusted EBITDA	$55.0	$65.3

GAAP EPS	$(0.76)	$(0.70)
Adjustments:
Other estimated non-core items (1)	1.10	1.23
Non-GAAP EPS	$0.34	$0.53

(1) Includes restructuring and related charges, early extinguishment of debt costs, litigation settlement costs, transaction-related costs, and fair value acquisition accounting adjustments related to inventory.

Preliminary Financial Information
The preliminary financial results and other information provided above are subject to the completion of the Company’s financial closing procedures, final adjustments and any other developments that may arise between now and the time the financial results for the second quarter of 2020 are finalized, including the impact of COVID-19 on the Company’s business. Therefore, this information represents management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results and other information described above may materially differ from the actual results that will be reflected in the consolidated financial statements for the quarter when they are completed and publicly disclosed. In addition, preliminary results for the second quarter are not necessarily indicative of operating results for any future quarter or results for the full year.

About Franchise Group, Inc.
Franchise Group, Inc. (NASDAQ: FRG) is an operator of franchised and franchisable businesses and uses its operating expertise to drive cost efficiencies and grow its brands.  Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe.  On a combined basis, Franchise Group currently operates over 4,100 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including the Company’s expectations regarding its financial condition, its preliminary second quarter financial results, and the effects of the coronavirus (COVID-19) pandemic on economic conditions and the industry in general, and the financial position and operating results of the Company. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company.  We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161